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                                                                   Exhibit 10.44

                      **THIS DOCUMENT CONSTITUTES PART OF A
                    PROSPECTUS COVERING SECURITIES THAT HAVE
               BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.**

Prospectus Supplement

                               ACADIA REALTY TRUST
                            1999 SHARE INCENTIVE PLAN
                            2003 SHARE INCENTIVE PLAN

                     PROSPECTUS SUPPLEMENT REGARDING OPTIONS
                                ISSUED UNDER THE
   ACADIA REALTY TRUST 1999 SHARE INCENTIVE PLAN AND 2003 SHARE INCENTIVE PLAN

                                   ----------

           This document supplements the Prospectus dated July 2, 2003 describing the Acadia Realty Trust 2003 Share Incentive Plan,
                      under which 1,163,008 common shares,
        par value $.001 per share, may be transferred from time to time.

        This document also supplements the Prospectus dated June 16, 1999 describing the Acadia Realty Trust 1999 Share Incentive Plan,
                      under which 2,928,269 common shares,
        par value $.001 per share, may be transferred from time to time.

                 This document is directed to and intended only
         for employees, consultants and trustees of Acadia Realty Trust who are participants in the
  Acadia Realty Trust 1999 Share Incentive Plan and 2003 Share Incentive Plan.

                                   ----------

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS AUGUST 15, 2004

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                            SUPPLEMENTAL INFORMATION

        This Prospectus Supplement and the attached Deferral and Distribution Election Form relate to certain Share options that select executive officers [and trustees] of the Company may elect to exercise through their surrender of previously-owned Shares. These elections will result in the deferred delivery of Shares pursuant to the Acadia Realty Trust 2003 Share Incentive Plan (the "Plan").

        All the terms that begin with initial capital letters in this Prospectus Supplement have the same meaning defined in the Plan or the Agreement evidencing the grant of an Option (the "Award Agreement"), unless the context clearly requires otherwise.

DESCRIPTION OF OPTION DEFERRAL PROGRAM

        Pursuant to Section 7.2(a) of the Plan, the Committee has recently approved the terms set forth in the attached Deferral and Distribution Election Form (the "Election Form") as one acceptable method for transferring Shares to the Company to pay the exercise price for your Options. The terms of the Election Form are incorporated herein by reference.

        The Election Form is designed to permit you to defer receipt of the Shares you would otherwise receive upon exercise of your Options in order to facilitate your deferral of current income taxation upon such exercise. The characteristics of the program that the Election Form contemplates are as follows:

        1. To make a Share deferral, you must execute and deliver a completed Election Form to the Company not later than August 31st of 2004, and June 30th of any subsequent year.

        2. An executed Election Form will apply to any Options that you exercise during the last 15 days of the calendar year in which your Election Form is effective, subject to the following conditions that you must fulfill before December 15 of the year to which your Election Form relates:

                (a) you must pay the full exercise price payable with respect to your Option by transferring to the Company Shares that you have beneficially-owned for at least six months; and

                (b) you must make suitable arrangements with the Company to pay any applicable employment taxes.

        3. Your election to defer the receipt of Shares will be IRREVOCABLE but will become null and void if the Committee determines that any of the conditions set forth in Section 1 of the Election Form have occurred.

        4. After you exercise the Option in accordance with the Election Form, the Company will establish an account ("Account") for you under the Plan, and will credit the Account with deferred share units ("Units"), on a one-to-one basis with the Shares that you would otherwise have received upon the exercise of the Option. Distributions in respect of the Account will be made in

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the form of one Share for each Unit credited to your Account (subject to adjustments for Changes in Capitalization).

        5. Dividend equivalents will be paid in cash, in amounts having a value equal to the amount of any cash dividends that you would have received if you had owned the Shares underlying your Units.

        6. The Company will issue unrestricted Shares to you only in accordance with the terms set forth in your Election Form. You will not have any rights of a shareholder before that occurs with respect to the Units or the Shares underlying the Units.

        7. You may designate one or more beneficiaries to receive distributions in the event of your death. You may change these designations at any time prior to your death, but they will become irrevocable upon your death.

        8. The Company may in its discretion take any actions that it considers reasonably necessary or proper to assure that any changes in the U.S. federal tax laws will not accelerate income taxation on Shares that are the subject of an Election Form to a date before the participant receives the Shares. In the event that U.S. federal tax laws or other applicable laws prohibit the elections in the Election Form or would require immediate taxation, the Election Form will be null and void and will have no further effect.

NO GUARANTEE OF TAX CONSEQUENCES

        While the Company is pleased to be able to make the deferral opportunity described in this Prospectus Supplement available to you, the Plan does not qualify for any program under which the Internal Revenue Service would issue an advance ruling or other determination on the federal tax consequences of the Plan. The deferral of gain on the exercise of an Option is a relatively recent innovation on which the Internal Revenue Service has not issued a ruling as of the date of this Prospectus Supplement. Accordingly, the Company does not guarantee the tax consequences of the Plan or the elections made in the Election Form and as part of the Election From, you will agree to hold the Company harmless from any losses or liabilities you may incur if you do not receive the intended tax benefits of the deferral

        PLEASE NOTE THAT THE INCOME TAX DISCUSSION IN THIS PROSPECTUS SUPPLEMENT IS ONLY A SUMMARY AND IS NOT INTENDED TO BE EXHAUSTIVE OF ALL POSSIBLE TAX CONSIDERATIONS. IN THIS REGARD, THE COMPANY RECOMMENDS THAT YOU DISCUSS SPECIFIC QUESTIONS REGARDING THE APPLICATION OF TAX OR OTHER LAWS TO YOU WITH YOUR OWN TAX ADVISOR. IN ADDITION, VARIOUS STATE LAWS MAY IMPOSE TAX CONSEQUENCES THAT VARY SIGNIFICANTLY FROM THOSE DESCRIBED HEREIN. THE COMPANY HAS NOT AUTHORIZED OR TRAINED ANYONE AT THE COMPANY TO ADVISE YOU REGARDING THE SPECIFIC TAX CONSEQUENCES OF YOUR AWARDS.

WHOM TO CONTACT FOR ADDITIONAL INFORMATION

        This document summarizes certain features of the Plan, but is not a complete description of the terms and conditions of the Plan. Any person who has been granted an Option under the Plan

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may obtain a copy of the complete Plan, its Prospectus, or additional information concerning the Plan, by contacting Robert Masters at Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, telephone (914) 288-8100.

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